THIS NOTE AND THE COMMON STOCK

N OFTHIS NOTE

HAVE NOT	BEEN	AND	WILL	NOT BE
REGISTERED	WITH	THE	UNITED	STATES

SECURITIESANDEXCHANGECOMMISSIONORTHESECURITIESCOMMISSIONOFANYSTATEPURSUANT TO ANE

REGISTRATIO

NPROVIDEDUNDERTHESECURITIESACTOF1933,ASAMENDED,ANDTHE RULES AND REGULATIONSPROMULGATEDTHEREUNDER(THE "1933ACT”)

US $35,000.00

MAXSOUNDCORPORATION.

8%CONVERTIBLEREDEEMABLENOTEDUE

JULY 2,2016

FORVALUERECEIVED,MaxSoundCorporation.(the“Company”)promisestopaytotheorderofHIGHTREECAPITAL,LLCanditsauthorizedsuccessorsandpermittedassigns("Holder"),theaggregateprincipalfaceamountofThirtyFiveThousandDollarsexactly(U.S.

$35,000.00)onJuly2,2016("MaturityDate")andtopayinterestontheprincipalamountout-standinghereunderattherateof8%perannumcommencingonJuly2,2015.TheCompanyacknowledgesthis Note was issued with a 5%originalissuediscount(OID)and as such theissu-anceprice was $33,250. The interest will be paid to the Holderin whosename this Noteis regis-teredontherecordsoftheCompanyregardingregistrationandtransfersofthisNote.Theprin-cipalof,andintereston,thisNotearepayableat551MadisonAvenue,Suite1101,NewYork,NY10022,initially,andifchanged,lastappearingontherecordsoftheCompanyasdesignatedin writingby the Holderhereof fromtime to time. The Company will pay each interest paymentandtheoutstandingprincipaldueuponthisNotebeforeorontheMaturityDate,lessanyamountsrequiredbylawtobedeductedorwithheld,totheHolderofthisNotebycheckorwiretransferaddressedtosuchHolderatthelastaddressappearingontherecordsoftheCompany.TheforwardingofsuchcheckorwiretransfershallconstituteapaymentofoutstandingprincipalhereunderandshallsatisfyanddischargetheliabilityforprincipalonthisNotetotheextentofthesumrepresentedbysuchcheckorwiretransfer.InterestshallbepayableinCommonStock(asdefinedbelow)pursuanttoparagraph4(b)herein.

ThisNoteissubjecttothefollowingadditionalprovisions:

~~GH~~

Initials

1.ThisNoteisexchangeableforanequalaggregateprincipalamountofNotesofdifferentauthorizeddenominations,asrequestedbytheHoldersurrenderingthesame.Noservicechargewillbemadeforsuchregistrationortransferorexchange,exceptthatHoldershallpayanytaxorothergovernmentalchargespayableinconnectiontherewith.

2. TheCompan

yshallbeentitledtowithholdfromallpaymentsanyamountsrequiredtobewithheldunderapplicablelaws.

3.                                                                  ThisNotemaybetransferredorexchangedonlyincompliancewiththeSecuritiesActof1933,asamended("Act")andapplicablestatesecuritieslaws.Anyattemptedtransfertoanon-qualifyingpartyshallbetreatedbytheCompanyasvoid.Priortoduepresent-mentfortransferofthisNote,theCompanyandanyagentoftheCompanymaytreatthepersoninwhosenamethisNoteisdulyregisteredontheCompany'srecordsastheownerhereofforallotherpurposes,whetherornotthisNotebeoverdue,andneithertheCompanynoranysuchagentshallbeaffectedorboundbynoticetothecontrary.AnyHolderofthisNoteelectingtoexercisetherightofconversionsetforthinSection4(a)hereof,inadditiontotherequirementssetforthinSection4(a),andanyprospectivetransfereeofthisNote,alsoisrequiredtogivetheCompanywrittenconfirmationthatthisNoteisbeingconverted("NoticeofConversion")intheformannexedheretoasExhibitA.Thedateofreceipt(includingreceiptbytelecopy)ofsuchNoticeofConversionshallbetheConversionDate.

4.                                                                  (a) TheHolderofthisNoteisentitled,atitsoption, toconvertallorany amount oftheprincipalfaceamount ofthis Notethen outstandinginto sharesof theCompa-ny'scommonstock(the"CommonStock")ataprice("ConversionPrice")foreachshareofCommonStockequalto65%ofthetwolowestdailyVWAPoftheCommonStockasreportedon the NationalQuotationsBureauOTCQBexchangewhichtheCompany’s sharesare tradedoranyexchangeuponwhichtheCommonStockmaybetradedinthefuture("Exchange"),forthetendaylookbackatthelowerof(i)10tradingdaysimmediatelyprecedingthereceiptofano-ticeofconversionor(ii)10tradingdaysimmediatelyprecedingtheissuancedateoftheNote.Iftheshareshavenotbeendeliveredwithin3businessdays,theNoticeofConversionmaybere-scinded.Suchconversion shallbeeffectuated bytheCompanydeliveringthesharesofCommonStocktotheHolderwithin3businessdaysofreceiptbytheCompanyoftheNoticeofConver-sion.Accruedbutunpaidinterestshallbesubjecttoconversion.Nofractionalsharesorscriprepresentingfractionsofshareswillbeissuedonconversion,butthenumberofsharesissuableshallberoundedtothenearestwholeshare.TotheextenttheConversionPriceoftheCompa-ny’sCommon Stock closesbelowtheparvaluepershare, theCompany will takeallsteps neces-sary to solicitthe consent of the stockholdersto reducethe par value to the lowest value possibleunderlaw.TheCompanyagreestohonorallconversionssubmitted pendingthisincrease.IntheeventtheCompanyexperiencesaDTC“Chill”onitsshares,theconversionpriceshallbede-creasedto55%insteadof65%whilethat“Chill”isineffect.InnoeventshalltheHolderbeal-lowedtoeffectaconversionifsuchconversion,alongwithallothersharesofCompanyCom-monStockbeneficiallyownedbytheHolderanditsaffiliateswouldexceed9.9%oftheout-standingsharesoftheCommonStockoftheCompany.

(b)                                                               InterestonanyunpaidprincipalbalanceofthisNoteshallbepaidattherateof8%perannum.InterestshallbepaidbytheCompanyinCommonStock("InterestShares").Holdermay,atanytime,sendinaNoticeofConversiontotheCompanyforInterestSharesbasedontheformulaprovidedinSection4(a)above.ThedollaramountconvertedintoInterestSharesshallbealloraportionoftheaccruedinterestcalculatedontheunpaidprincipalbalanceofthisNotetothedateofsuchnotice.

(c)                                                                DuringthefirstsixmonthsthisNoteisineffect,theCompanymayre-deemthisNotebypayingtotheHolderanamountasfollows:(i)iftheredemptionoccurswithinthefirst90daysthenanamountequalto125%oftheunpaidprincipalamountofthisNotealong

withanyprepaidandearnedinterest,(ii)iftheredemptionoccursafterthefirst90daysbutbe-forethe150thdayfollowingtheissuanceofthisNote,thenanamountequalto135%oftheun-paidprincipalamountofthisNotealongwithanyprepaidandearnedinterest,(iii)iftheredemp-tionoccursafterthefirst150daysbutbeforethe180thdayfollowingtheissuanceofthisNote,thenanamountequalto145%oftheunpaidprincipalamountofthisNotealongwithanypre-paidandearnedinterest.ThisNotemaynotberedeemedafter180days.Theredemptionmustbeclosedandpaidforwithin3businessdaysoftheCompanysendingtheredemptiondemandortheredemptionwillbeinvalidandtheCompanymaynotredeemthisNote.

(d)                                                               Upon(i)atransferofallorsubstantiallyalloftheassetsoftheCompanytoanypersoninasingletransactionorseriesofrelatedtransactions,(ii)areclassification,capitalreorganizationorotherchangeorexchangeofoutstandingsharesoftheCommonStock,otherthanaforward orreverse stocksplit orstockdividend,or (iii)anyconsolidation or merger of theCompanywithorintoanotherpersonorentityinwhichtheCompanyisnotthesurvivingentity(otherthanamergerwhichiseffectedsolelytochangethejurisdictionofincorporationoftheCompanyandresultsinareclassification,conversionorexchangeofoutstandingsharesofCommonStocksolelyintosharesofCommonStock)(eachofitems(i),(ii)and(iii)beingre-ferredtoasa"SaleEvent"),then,ineachcase,theCompanyshall,uponrequestoftheHolder,redeemthisNoteincashfor150%oftheprincipalamount,plusaccruedbutunpaidinterestthroughthedateofredemption,orattheelectionofthe Holder, such Holder mayconverttheun-paidprincipalamount of this Note(togetherwiththe amount of accruedbut unpaidinterest) intosharesofCommonStockimmediatelypriortosuchSaleEventattheConversionPrice.

(e)                                                                In case of any Sale Event (not to include a sale of all or substantiallyall oftheCompany’sassets)inconnectionwithwhichthisNoteisnotredeemedorconverted,theCompanyshallcauseeffectiveprovisiontobemadesothattheHolderofthisNoteshallhavetherightthereafter,byconvertingthisNote,topurchaseorconvertthisNoteintothekindandnumberofsharesofstockorothersecuritiesorproperty(includingcash)receivableuponsuchreclassification,capitalreorganizationorotherchange,consolidationormergerbyaholderof thenumberofsharesofCommonStockthatcouldhavebeenpurchaseduponexerciseoftheNoteandatthesameConversionPrice,asdefinedinthisNote,immediatelypriortosuchSaleEvent.TheforegoingprovisionsshallsimilarlyapplytosuccessiveSaleEvents.Iftheconsidera-tionreceivedbytheholdersofCommonStockisotherthancash,thevalueshallbeasdeter-minedbytheBoardofDirectorsoftheCompanyorsuccessorpersonorentityactingingood

faith.

5.                                                                  NoprovisionofthisNoteshallalterorimpairtheobligationoftheCom-pany,whichisabsoluteandunconditional,topaytheprincipalof,andintereston,thisNoteatthetime,place,andrate,andintheform,hereinprescribed.

6.                                                                  TheCompanyherebyexpresslywaivesdemandandpresentmentforpay-ment,noticeofnon-payment,protest,noticeofprotest,noticeof dishonor,noticeofaccelerationorintenttoaccelerate,anddiligenceintakinganyactiontocollectamountscalledforhereunderandshallbedirectlyandprimarilyliableforthepaymentofallsumsowingandtobeowinghereto.

7.                                                                  TheCompanyagreestopayallcostsandexpenses,includingreasonableattorneys'feesandexpenses,whichmaybeincurredbytheHolderincollectinganyamountdueunderthisNote.

8.              Ifoneormoreofthefollowingdescribed"EventsofDefault"shalloccur:

(a)                                                                  TheCompanyshalldefaultinthepaymentofprincipalorinterestonthisNoteoranyothernoteissuedtotheHolderbytheCompany;or

(b)                                                                 AnyoftherepresentationsorwarrantiesmadebytheCompanyhereinorinanycertificateorfinancialorotherwrittenstatementsheretoforeorhereafterfurnishedbyoronbehalfoftheCompanyinconnectionwiththeexecutionanddeliveryofthisNote,ortheSe-curitiesPurchaseAgreementunderwhichthisnotewasissuedshallbefalseormisleadinginanyrespect;or

(c)                                                                  TheCompanyshallfailtoperformorobserve,inanyrespect,anycove-nant,term,provision,condition,agreementorobligationoftheCompanyunderthisNoteoranyothernoteissuedtotheHolder;or

(d)                                                                 TheCompanyshall(1)becomeinsolvent;(2)admitinwritingitsinabilitytopayitsdebtsgenerallyastheymature;(3)makeanassignmentforthebenefitofcreditorsor commenceproceedingsforitsdissolution;(4)applyfororconsenttotheappointmentofatrus-tee,liquidatororreceiverforitsorforasubstantialpartofitspropertyorbusiness;(5)fileapeti-tionforbankruptcyrelief,consenttothefilingofsuchpetitionorhavefiledagainstitaninvol-untarypetitionforbankruptcyrelief,allunderfederalorstatelawsasapplicable;or

(e)                                                                  Atrustee,liquidatororreceivershallbeappointedfortheCompanyorfora substantialpart of its property or business without its consentand shall not bedischarged with-insixty(60)daysaftersuchappointment;or

(f)                                                                  Any governmental agencyor anycourt ofcompetent jurisdiction at thein-stanceofanygovernmentalagencyshallassumecustodyorcontrolofthewholeoranysubstan-tialportionofthepropertiesorassetsoftheCompany;or

(g)                                                                 One or moremoney judgments,writs orwarrants ofattachment, orsimilar process,inexcessoffiftythousanddollars($50,000)intheaggregate,shallbeenteredorfiledagainsttheCompanyoranyofitspropertiesorotherassetsandshallremainunpaid,unvacated, unbondedorunstayedforaperiodoffifteen(15)daysorinanyeventlaterthanfive(5)days priortothedateofanyproposedsalethereunder;or

(h)                                                                 TheCompanyshallhavedefaultedonorbreachedanytermofanyother noteofsimilardebtinstrumentintowhichtheCompanyhasenteredandfailedtocuresuchde-faultwithintheappropriategraceperiod;or

(i)                                                                   TheCompanyshallhaveitsCommonStockdelistedfromanexchange(includingtheOTCBBexchange)or,iftheCommonStocktradesonanexchange,thentrading intheCommonStockshallbesuspendedformorethan10consecutivedays;

(j)                                                                   IfamajorityofthemembersoftheBoardofDirectorsoftheCompanyon thedatehereofarenolongerservingasmembersoftheBoard;

(k)                                                                 TheCompanyshallnotdelivertotheHoldertheCommonStockpursuanttoparagraph4hereinwithoutrestrictivelegendwithin3businessdaysofitsreceiptofaNoticeofConversion;or

(l)                                                                   TheCompanyshallnotreplenishthereservesetforthinSection12,with- in3businessdaysoftherequestoftheHolder.

(m)                                                                TheCompanyshallnotbe“current”initsfilingswiththeSecuritiesand ExchangeCommission;or

(n)                                                                 TheCompanyshalllosethe“bid”priceforitsstockinamarket(including theOTCQBmarketplaceorotherexchange).

Then,oratanytimethereafter,unlesscuredwithin5days,andineachandeverysuchcase,un- lesssuchEventofDefaultshallhavebeenwaivedinwritingbytheHolder(whichwaivershallnotbedeemedtobeawaiverofanysubsequentdefault)attheoptionoftheHolderandintheHolder'ssolediscretion,theHoldermayconsiderthisNoteimmediatelydueandpayable,with- outpresentment,demand,protestor(further)noticeofanykind(otherthannoticeofaccelera-tion),allofwhichareherebyexpresslywaived,anythinghereinorinanynoteorotherinstru- mentscontainedtothecontrarynotwithstanding,andtheHoldermayimmediately,andwithoutexpiration ofanyperiodofgrace,enforceanyandalloftheHolder'srightsandremediesprovid- edhereinoranyotherrightsorremediesaffordedbylaw.UponanEventofDefault,interestshallaccrueatadefaultinterestrateof24%perannumor,ifsuchrateisusuriousornotpermit-tedbycurrentlaw,thenatthehighestrateofinterestpermittedbylaw. Intheeventofabreach

ofSection8(k)thepenaltyshallbe$250perdaythesharesarenotissuedbeginningonthe4thdayaftertheconversionnoticewasdeliveredtotheCompany. Thispenaltyshallincreaseto

$500perdaybeginningonthe10thday.ThepenaltyforabreachofSection8(n)shallbeanin-

5

creaseoftheoutstandingprincipalamountsby20%.IncaseofabreachofSection8(i),theout-standingprincipaldueunderthisNoteshallincreaseby50%.Further,ifabreachofSection8(m) occursoriscontinuingafterthe6monthanniversaryoftheNote,thentheHoldershallbeenti-tledtousethelowestclosingbidpriceduringthedelinquencyperiodasabasepriceforthecon- version.Forexample,ifthelowestclosingbidpriceduringthedelinquencyperiodis$0.01per shareandtheconversiondiscountis50%theHoldermayelecttoconvertfutureconversionsat

$0.005pershare.IfthisNoteisnotpaidatmaturity,theoutstandingprincipaldueunderthis Noteshallincreaseby10%.

IftheHoldershallcommenceanactionorproceedingtoenforceanyprovisionsofthisNote,in- cluding,withoutlimitation,engaginganattorney,theniftheHolderprevailsinsuchaction,theHoldershallbereimbursedbytheCompanyforitsattorneys’feesandothercostsandexpenses incurredintheinvestigation,preparationandprosecutionofsuchactionorproceeding.

Make-WholeforFailuretoDeliverLoss.AttheHolder’selection,iftheCompanyfailsforanyreasontodelivertotheHoldertheconversionsharesbythebythe3rd businessdayfollowingthedeliveryofaNoticeofConversiontotheCompanyandiftheHolder incursaFailuretoDeliverLoss,thenatanytimetheHoldermayprovidetheCompanywritten noticeindicatingtheamountspayabletotheHolderinrespectoftheFailuretoDeliverLossand theCompanymustmaketheHolderwholeasfollows:

FailuretoDeliverLoss=[(Hightradepriceatanytimeonorafterthedayofexercise)x(Num-berofconversionshares)]

TheCompanymustpaytheFailuretoDeliverLossbycashpayment,andanysuchcashpaymentmustbemadebythethirdbusinessdayfromthetimeoftheHolder’swrittennoticetotheCom-pany.

9.                                                                  IncaseanyprovisionofthisNoteisheldbyacourtofcompetentjurisdic-tiontobeexcessiveinscopeorotherwiseinvalidorunenforceable,suchprovisionshallbead- justedratherthanvoided,ifpossible,sothatitisenforceabletothemaximumextentpossible, andthevalidityandenforceabilityoftheremainingprovisionsofthisNotewillnotinanyway beaffectedorimpairedthereby.

10.                                                              NeitherthisNotenoranytermhereofmaybeamended,waived,dis- chargedorterminatedotherthanbyawritteninstrumentsignedbytheCompanyandtheHolder.

11.                                                              TheCompanyrepresentsthatitisnota“shell”issuerandhasneverbeena“shell”issuerorthatifitpreviouslyhasbeena“shell”issuerthatatleast12monthshavepassed sincetheCompanyhasreportedform10typeinformationindicatingitisnolongera“shellissu- er.Further.TheCompanywillinstructitscounseltoeither(i)writea144opiniontoallowfor salabilityoftheconversionsharesor(ii)acceptsuchopinionfromHolder’scounsel.

12.                                                              TheCompanyshallissueirrevocabletransferagentinstructionsreserving 2,100,000sharesofitsCommonStockforconversionsunderthisNote(the“ShareReserve”). UponfullconversionofthisNote,anysharesremainingintheShareReserveshallbecancelled.

TheCompanyshallpayallcostsassociatedwithissuinganddeliveringtheshares.IfsuchamountsaretobepaidbytheHolder,itmaydeductsuchamountsfromtheConversionPrice.Conversion Noticesmaybe sent tothe Companyor its transferagent via electricmail.Thecom-panyshouldatalltimesreserveaminimumofthreetimestheamountofsharesrequiredifthenotewouldbefullyconverted.

13.                                                              TheCompanywillgivetheHolderdirectnoticeofanycorporateactions,includingbutnotlimitedtonamechanges,stocksplits,recapitalizationsetc.ThisnoticeshallbegiventotheHolderassoonaspossibleunderlaw.

14.                                                              This Noteshallbegovernedby andconstruedin accordancewiththe lawsofNewYorkapplicabletocontractsmadeandwhollytobeperformedwithintheStateofNewYorkandshallbebindinguponthesuccessorsandassignsofeachpartyhereto.TheHolderandtheCompanyherebymutuallywaivetrialbyjuryandconsenttoexclusivejurisdictionandvenueinthecourtsoftheStateofNewYork.ThisAgreementmaybeexecutedincounterparts,andthefacsimiletransmissionofanexecutedcounterparttothisAgreementshallbeeffectiveasanoriginal.

INWITNESSWHEREOF,theCompanyhascausedthisNotetobedulyexecutedbyanofficerthereuntodulyauthorized.

Dated:7/02/2015

MAXSOUND CORPORATION

By:

Title:

CFO

EXHIBITA

NOTICEOF CONVERSION

(TobeExecutedbytheRegisteredHolderinordertoConverttheNote)

Theundersigned hereby irrevocablyelects toconvert$ oftheaboveNoteinto SharesofCommonStockofMaxSoundCorporation.(“Shares”)accord-ingtotheconditionssetforthinsuchNote,asofthedatewrittenbelow.

IfSharesaretobeissuedinthenameofapersonotherthantheundersigned,theundersignedwillpayalltransferandothertaxesandchargespayablewithrespectthereto.

Dateof Conversion: ApplicableConversion Price: Signature:

[PrintNameofHolderandTitleofSigner]

Address:

SSNorEIN:

Sharesaretoberegisteredinthefollowingname:

Name: Address: Tel: Fax: SSN orEIN:

Sharesaretobesentordeliveredtothefollowingaccount:

AccountName: Address: